QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 19, 2003

UnitedGlobalCom, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-496-58	84-1602895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

4643 South Ulster Street, Suite 1300, Denver, CO 80237
(Address of Principal Executive Office)

(303) 770-4001
(Registrant's telephone number, including area code)

Item 5. Other Events.

        On December 19, 2003, following the close of trading on the Nasdaq National Market, Europe Merger, Inc. ("Europe Merger"), a wholly-owned subsidiary of UnitedGlobalCom, Inc. ("United") completed a short-form merger of Europe Merger with and into UGC Europe, Inc. ("UGC Europe"). As a result, UGC Europe is now an indirect wholly-owned subsidiary of United.

        In the merger, each UGC Europe share, other than those owned by United and its subsidiaries, was converted into the right to receive 10.3 shares of Class A common stock of United, subject to the rights of UGC Europe's remaining stockholders to seek appraisal under Delaware law. The short-form merger allowed United to acquire the remaining UGC Europe shares that were not tendered under its exchange offer. Based on the report of the exchange agent in the offer, United had earlier accepted for exchange 13,043,444 shares of UGC Europe common stock that were tendered and not withdrawn (including 818,167 shares of common stock subject to guaranteed delivery) as of the expiration of the exchange offer at 5:00 p.m., New York City time, December 18, 2003. As a result of the offer, United owned over 90% of UGC Europe's common stock prior to the merger. Each share of UGC Europe common stock tendered under the exchange offer was exchanged for 10.3 shares of United common stock.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDGLOBALCOM, INC.
By:	/s/ FREDERICK G. WESTERMAN III Frederick G. Westerman III Chief Financial Officer

Date: December 19, 2003

QuickLinks

  Item 5. Other Events.
SIGNATURE